Exhibit 2.1

AMENDMENT NO. 2 TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 2 TO BUSINESS COMBINATION AGREEMENT (this “Amendment”), dated as of January 31, 2024, is made and entered into by and among (i) Catcha Investment Corp, a Cayman Islands exempted company limited by shares (“Catcha”), (ii) Crown LNG Holding AS, a private limited liability company incorporated under the laws of Norway (the “Company”), and (iii) Catcha Holdings LLC, a Cayman Islands limited liability company (the “Sponsor”; together with Catcha and the Company, the “Parties” and, each, a “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Business Combination Agreement (as defined below).

WHEREAS, (i) Crown LNG Holdings Limited, a private limited company incorporated under the laws of Jersey, Channel Islands (“PubCo”), (ii) CGT Merge II Limited, a Cayman Islands exempted company limited by shares (“Merger Sub”), (iii) Catcha, and (iv) the Company are parties to that certain Business Combination Agreement, dated as of August 3, 2023 (as amended by Amendment No. 1 (as defined below), the “Business Combination Agreement”);

WHEREAS, the Parties previously entered into Amendment No. 1 to Business Combination Agreement on October 2, 2023 (“Amendment No. 1”);

WHEREAS, pursuant to Section 12.8 of the Business Combination Agreement, the Business Combination Agreement may be amended by execution of a written instrument signed by the Parties; and

WHEREAS, each Party agrees to amend the Business Combination Agreement as described below to remove a provision regarding the conditions to the Company’s obligations to consummate the Business Combination.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1

AMENDMENT

Section 1.1 Effective as of the date of this Amendment, Section 9.2(f) of the Business Combination Agreement is hereby deleted in its entirety and shall be replaced with the following:

“RESERVED.”

Section 1.2 Effective as of the date of this Amendment, Section 9.1(h) of the Business Combination Agreement is hereby deleted in its entirety and shall be replaced with the following:

“(h) Exchange Listing. PubCo Common Stock to be issued in connection with this Agreement shall have been approved for listing on either NYSE or Nasdaq, subject to official notice of issuance.”

Section 1.3 Effective as of the date of this Amendment, Section 6.3 of the Business Combination Agreement is hereby deleted in its entirety and shall be replaced with the following:

“6.3 Governmental Approvals. Except as otherwise described in Schedule 6.3, no Consent of or with any Governmental Authority, on the part of PubCo and/or Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by PubCo and/or Merger Sub of this Agreement and each Ancillary Document to which they are a party or the consummation by PubCo and/or Merger Sub of the transactions contemplated hereby and thereby, other than (a) such filings as contemplated by this Agreement, (c) any filings required by the Jersey Financial Services Commission, NYSE or Nasdaq, as applicable, or the SEC with respect to the transactions contemplated by this Agreement and (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder.”

Section 1.4 Effective as of the date of this Amendment, Section 13.1 of the Business Combination Agreement is hereby amended to include the following after the definition of “Merger Sub Ordinary Shares”:

“ “Nasdaq” means the Nasdaq Stock Market LLC.”

ARTICLE 2

MISCELLANEOUS

Section 2.1 Each Party hereby agrees that, except as specifically provided in this Amendment, the Business Combination Agreement shall remain in full force and effect without any other amendments or modifications.

Section 2.2 The provisions of Article XII of the Business Combination Agreement are hereby incorporated into this Amendment by reference and shall be applicable to this Amendment, mutatis mutandis, for all purposes.

* * * * *

IN WITNESS WHEREOF, each Party has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

CATCHA INVESTMENT CORP

By:	/s/ Patrick Grove
Name: Patrick Grove
Title: Chief Executive Officer

CATCHA HOLDINGS LLC

By:	/s/ Patrick Grove
Name: Patrick Grove Title: Manager

[Signature Page – Amendment No. 2 to Business Combination Agreement]

IN WITNESS WHEREOF, each Party has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

CROWN LNG HOLDING AS

By:	/s/ Jorn S. Husemoen
Name: Jorn S. Husemoen
Title: Chief Financial Officer

[Signature Page – Amendment No. 2 to Business Combination Agreement]